                                                                     Exhibit 3.3

                             BLUM CB HOLDING CORP.

                                    BYLAWS


                                   ARTICLE I

                            MEETING OF STOCKHOLDERS
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                  Section 1. Place of Meeting and Notice. Meetings of the
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stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

                  Section 2. Annual and Special Meetings. Annual meetings of
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stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President or any Vice President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 30% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

                  Section 3. Notice. Except as otherwise provided by law, at
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least ten and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

                  Section 4. Quorum. At any meeting of stockholders, the holders
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of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

                  Section 5. Voting. Except as otherwise provided by law, all
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matters submitted to a meeting of stockholders shall be decided by vote of the holders of record of a majority of the Corporation's issued and outstanding capital stock present in person or by proxy.

                                  ARTICLE II

                                   DIRECTORS
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                  Section 1. Number, Election and Removal of Directors. The
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number of Directors that shall constitute the Board of Directors shall be not more than 10. The first Board of Directors shall consist of one Director. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or by the stockholders. The Directors shall be elected by the stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

                  Section 2. Meetings. Regular meetings of the Board of
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Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by at least one-third of the Directors. Telegraphic or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

                  Section 3. Quorum. One-half of the total number of Directors
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shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

                  Section 4. Committees of Directors. The Board of Directors
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may, by resolution adopted by a majority of the whole Board, designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.

                                  ARTICLE III

                                   OFFICERS
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                  The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.


                                  ARTICLE IV

                                INDEMNIFICATION
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                  To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


                                   ARTICLE V

                              GENERAL PROVISIONS
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                  Section 1. Notices. Whenever any statute, the Certificate of
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Incorporation or these By-Laws require notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram.

                  Section 2. Fiscal Year.  The fiscal year of the Corporation
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shall be fixed by the Board of Directors.